                                                                    EXHIBIT 99.1



                         REGISTRATION RIGHTS AGREEMENT

                                  by and among


                          BOSTON PROPERTIES, INC., and

                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                             Dated: August 22, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1. Certain Definitions ...................................................    1

 2. Registration ..........................................................    3

 3. State Securities Laws .................................................    7

 4. Expenses ..............................................................    7

 5. Indemnification by the Company ........................................    7

 6. Covenants of Holder ...................................................    8

 7. Suspension of Registration Requirement; Restriction on Sales ..........    9

 8. Limitations on Suspension/Blackout Periods ............................   10

 9. Additional Shares .....................................................   10

10. Contribution ..........................................................   10

11. No Other Obligation to Register .......................................   11

12. Amendments and Waivers ................................................   11

13. Notices ...............................................................   11

14. Successors and Assigns/Restrictions on Transfer .......................   12

15. Survival of Company's Obligations .....................................   13

16. Counterparts ..........................................................   13

17. Governing Law .........................................................   13

18. Severability ..........................................................   13

19. Entire Agreement ......................................................   13

                                      (i)

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (this "Agreement") is entered into as of August 22, 2000 by and among Boston Properties, Inc., a Delaware corporation (the "Company") and the Prudential Insurance Company of America, a New Jersey corporation ("Holder").

     WHEREAS, pursuant to the terms of that certain Limited Liability Company Agreement of BP PruCenter Development LLC (the "Development Rights Agreement") dated as of June 30, 1998, as amended to date, by and among Company and Holder, the Company is required to grant certain registration rights to the Holder with respect to the shares of common stock, par value $.01 per share (the "Common Shares"), of the Company that may be received by Holder pursuant to the Development Rights Agreement and pursuant to any conversion to Common Shares of the Units which may be received by Holder pursuant to the Development Rights Agreement;

     WHEREAS, pursuant to Section 2.5.B(iv) of the Development Rights Agreement, the Company has on even date herewith issued 439,059 Common Shares (the "Shares") to Holder without registration under the Securities Act; and

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Certain Definitions.
          -------------------

     As used in this Agreement, in addition to the other terms defined herein, the following capitalized defined terms shall have the following meanings:

     "Affiliate" shall mean a Person that directly, or indirectly though one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

     "Closing Date" shall mean the date the Development Rights Agreement was initially entered into.

     "Common Shares" shall mean the common stock, par value $.01 per share, of the Company.

     "Company" shall have the meaning set forth in the preamble to this Agreement.

     "Demand Registration" shall have the meaning set forth in Section 2(b).
                                                               ------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Fair Market Value" shall mean the closing sales price, or the closing sales bid if no sales were reported, of the Common Shares as quoted on the New York Stock Exchange on the date immediately preceding the date of calculation or if there are no sales or bids for such dates, then for the last preceding business day for such sales or bids, as reported in The Wall Street Journal or similar publication.

     "Holder" shall have the meaning set forth in the preamble to this Agreement.

     "Indemnitee" shall have the meaning set forth in Section 5.
                                                      ---------

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Partnership" shall mean Boston Properties Limited Partnership, a Delaware limited partnership.

     "Person" shall mean an individual, partnership, corporation, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

     "Piggyback Registration" shall have the meaning set forth in Section 2(c).
                                                                  -----------

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registerable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registerable Shares" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, or (ii) Shares sold pursuant to Rule 144.

     "Registration Expenses" shall mean all expenses incident to the performance of or compliance with this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the registerable securities on any securities exchange;
(iii) fees and expenses with respect to filings required to be made with the NYSE or the NASD; (iv) fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing expenses, messenger, telephone and delivery expenses; (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters); (vii) securities acts liability insurance, if the Company so desires; (viii) all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (ix) the expense of any annual audit; and (x) the fees and expenses of any person, including special experts, retained by the Company; provided, however, that Registration Expenses shall not include,
                --------  -------
and the Company shall not have any obligation to pay, any underwriting fees, discounts, or commissions attributable to the sale of such securities, or any legal fees and expenses of counsel to the Holder and any underwriter engaged by the Holder.

     "Registration Statement" shall mean any registration statement of the Company which covers the issuance or resale of any of the Registerable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "Rule 144" means Rule 144 under the Securities Act (or any successor provision).

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" shall have the meaning set forth in the second recital to this Agreement.

     "Shelf Registration" shall mean a registration required to be effective pursuant to Section 2(a) hereof.
            -----------

     "Suspension Event" shall have the meaning set forth in Section 7(b).
                                                            -----------

     "Units" shall mean the limited partnership units in the Partnership.


     2.   Registration.
          ------------

          (a)  Filing of Shelf Registration Statement.  Subject to the
               --------------------------------------
conditions set forth in this Agreement, the Company shall cause to be filed one or more Registration Statements under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registerable Shares of the Holder in accordance with the terms hereof as soon as practicable but in no event later than sixty (60) days following the date on which any Registerable Shares are issued to the Holder under the terms of the Development Rights Agreement, and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable but in no event later than one hundred twenty (120) days following the date on which such Registerable Shares are issued to the Holder. The Company agrees to use reasonable efforts to keep the Registration Statement, after its date of effectiveness, continuously effective with respect to the Registerable Shares of Holder until the earlier of
(a) the date on which Holder no longer
holds any Registerable Shares or (b) the date on which all of the Registerable Shares held by Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision).

          (b)  Demand Registration.   At any time following September 30, 1998,
               -------------------
and while any Registerable Shares are outstanding and a Registration Statement applicable to Holder under Section 2(a) above is not effective, the Company
                           -----------
shall, at the written request of Holder (a "Demand Notice"), cause to be filed as soon as practicable after the date of such request by Holder a Registration Statement in accordance with Rule 413 under the Securities Act relating to the sale by the Holder of all or a portion of the Registerable Shares held by Holder in accordance with the terms hereof, and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter (a "Demand Registration"); provided, however, that the
                                                  --------  -------
Company shall not be required to file such Registration Statement unless the number of Registerable Shares included in such Demand Notice have a Fair Market Value in excess of $25,000,000.

          The Company agrees to use reasonable efforts to keep the Demand Registration continuously effective, after its date of effectiveness, with respect to the Registerable Shares of the Holder until the earlier of (a) the date on which Holder no longer holds any Registerable Shares or (b) the date on which all of the Registerable Shares held by Holder have become eligible for sale pursuant to Rule 144(k) (or any successor provision).

          (c)  Piggyback Registration.  If, at any time while any Registerable
               ----------------------
Shares are outstanding and a Registration Statement applicable to Holder under Sections 2(a) or 2(b) above is not effective, the Company (in its sole
------------     ---
discretion and without any obligation to do so) proposes to file a registration statement under the Securities Act with respect to an offering solely of Common Shares solely for cash (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Shares, (iv) in connection with an offering solely to employees of the Company or its subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act), for its own account, the Company shall give prompt written notice of such proposed filing to the Holder. The notice referred to in the preceding sentence shall offer Holder the opportunity to register such amount of Registerable Shares as Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 4 below, the Company shall include in such Piggyback Registration, in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith all Registerable Shares for which the Company has received written requests for inclusion therein within ten (10) calendar days after the notice referred to above has been given by the Company to the Holder. Holder shall be permitted to withdraw all or part of the Registerable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of Common Shares requested to be included in such registration exceeds the number of Common Shares that can be sold in such offering without impairing the pricing of such offering, the Company will include the Common Shares of the offerors in such registration in the following priority: (i) first, all Common Shares the Company proposes to sell, (ii) second, up to the full number of applicable Common Shares, the Common Shares requested to be included in such registration by any holder holding registration rights with respect to restricted or control securities acquired prior to the Closing Date, including, without limitation, control securities and restricted securities acquired by Mortimer B. Zuckerman and Edward H. Linde, and each of their Affiliates and family members prior to the Closing Date (provided, that, for the
                                                         --------
purposes of this clause, any additional Common Shares received by Mr. Zuckerman, Mr. Linde or their Affiliates and family members as a result of stock splits or stock dividends with respect to securities held by such individuals prior to the Closing Date shall be deemed to have been received prior to the Closing Date regardless of when such stock split or stock dividend actually occurs), (iii) third, up to the full number of applicable Common Shares, the Registerable Shares requested to be included in such registration by Holder, and (iv) fourth, up to the full number of applicable Common Shares, the Common Shares requested to be included in such registration by any other holder who was granted the right to participate in such offering which, in the case of clauses (ii), (iii) and (iv), in the opinion of such managing underwriter, can be sold without adversely affecting the price range of such offering. The Company covenants and agrees that it shall not grant "piggyback registration" rights to any holder of the Company's securities which would permit such holder to participate in an offering initiated by Holder.

          (d)  Notification and Distribution of Materials.  The Company shall
               ------------------------------------------
notify Holder of the effectiveness of any Registration Statement applicable to the Shares of Holder and shall furnish to Holder, without charge, such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as Holder may reasonably request in order to facilitate its sale of the Registerable Shares in the manner described in the Registration Statement.

          (e)  Amendments and Supplements.  The Company shall promptly prepare
               --------------------------
and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registerable Shares until the earlier of (a) such time as all of the Registerable Shares have been issued or disposed of in accordance with the intended methods of disposition by the Holder or issuance by the Company as set forth in the Registration Statement or (b) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement. Upon ten (10) business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or Holder's ownership interests in Registerable Shares that is reasonably necessary to permit the sale of the Holder's Registerable Shares pursuant to the Registration Statement. Concurrently with the effectiveness of any Registration Statement, or amendment or supplement thereto, required to be filed by the Company hereunder, the Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Shares are then listed or quoted.

          (f)  Notice of Certain Events.  The Company shall promptly notify
               ------------------------
Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment. At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act by Holder to a transferee, the Company shall immediately notify Holder of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly and in any event within ten (10) business days prepare and furnish to Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registerable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall promptly and in any event within ten
(10) business days amend the Registration Statement of which such Prospectus is a part to reflect such amendment.

          (g)  Underwritten Offering.
               ---------------------

               (i) If Holder shall propose to sell Registerable Shares in an underwritten offering, Holder shall be entitled to select one (1) lead underwriter for such offering, which selection shall be subject to the reasonable approval of the Company (provided that if the Holder selects Prudential Securities Incorporated as such lead underwriter, the Company's approval shall not be required). At the Company's option, following such selection and approval of a lead underwriter by the Holder, the Company shall be entitled to select a co-lead underwriter with respect to such underwritten offering (and both such underwriters shall accordingly be co-leads provided that the underwriter designated by the Holder shall be responsible for maintaining the order book with respect to such offering); provided,
                                                                     --------
          however, that so long as the Holder's fee arrangement with its
          -------
          selected underwriter is negotiated on an arm's-length basis, the fee rate and expenses payable by Holder to any co-lead underwriter selected by the Company shall not exceed the fee rate and expenses payable to the co-lead underwriter selected by the Holder.

               (ii) If Holder proposes to sell Registerable Shares with a Fair Market Value greater than or equal to $50,000,000 in an underwritten offering, then the Company shall make available members of the management of the Company and its Affiliates for reasonable assistance in selling efforts related to such offering (including, without limitation, senior management attendance at due diligence meetings with underwriters and their counsel and road shows) and shall enter into underwriting agreements containing usual and customary terms and conditions for such types of offerings and take all such other reasonable actions in connection therewith in order to expedite or facilitate the disposition of such Registerable Shares, including without limitation: (A) make such representations and warranties to the underwriters with respect to the business of the Company, the Registration Statement, the Prospectus and any documents, if any, incorporated or deemed to be incorporated by reference therein, as may reasonably be required by the underwriters; (B) obtain opinions of counsel to the Company and updates thereof, addressed to Holder and each of the underwriters; (C) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to Holder and each of the underwriters; (D) ensure that, if an underwriting agreement is entered into, such agreement shall contain indemnification provisions and procedures that are usual and customary for an offering of such size; and (E) deliver such documents and certificates as may be reasonably requested by the underwriters and their respective counsel to evidence the continued validity of the representations and warranties made pursuant to clause
          (A) of this Section 2(g)(ii).
                      ---------------

     3.   State Securities Laws.  Subject to the conditions set forth in this
          ---------------------
Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registerable Shares under the securities or "Blue Sky" laws of such states as Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the
                                                   --------  -------
Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registerable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement is no longer required to be effective under the terms of this Agreement.

     4.   Expenses.  The Company shall bear all Registration Expenses incurred
          --------
in connection with the registration of the Registerable Shares pursuant to this Agreement and the Company's performance of its other obligations under the terms of this Agreement. Holder shall bear all underwriting fees, discounts or commissions attributable to the sale of securities by the Holder, or any legal fees and expenses of counsel to the Holder and any underwriter engaged by Holder and all other expenses incurred in connection with the performance by the Holder of its obligations under the terms of this Agreement.

     5.   Indemnification by the Company.  The Company agrees to indemnify
          ------------------------------
Holder and its officers, directors, employees, agents, representatives and Affiliates, and each person or entity, if any, that controls Holder within the meaning of the Securities Act, and each other person or entity, if any, that controls Holder within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with Holder (each, an "Indemnitee"), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including without limitation reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company under the terms of this Agreement or in connection with any Registration Statement or Prospectus, or upon any untrue or alleged untrue statement of material fact contained in any Registration Statement or any Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the
                                                          --------  ----
Company shall not be liable to such Indemnitee or any person who participates as an underwriter in the offering or sale of Registerable Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or in any such Prospectus in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished to the Company in writing by such Indemnitee for use in connection with the Registration Statement or the Prospectus contained therein or (ii) Holder's failure to send or give a copy of the final, amended or supplemented prospectus furnished to the Holder by the Company at or prior to the time such action is required by the Securities Act to the person claiming an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in such final, amended or supplemented prospectus.

     6.   Covenants of Holder. Holder hereby agrees (a) to cooperate with the
          -------------------
Company and to furnish to the Company all such information concerning its plan of distribution and ownership interests with respect to its Registerable Shares in connection with the preparation of a Registration Statement with respect to Holder's Registerable Shares and any filings with any state securities commissions as the Company may reasonably request, (b) to deliver or cause delivery of the Prospectus contained in such Registration Statement to any purchaser of the shares covered by such Registration Statement from the Holder and (c) to indemnify the Company, its officers, directors, employees, agents, representatives and Affiliates, and each person, if any, who controls the Company within the meaning of the Securities Act, and each other person or entity, if any, subject to liability because of his, her or its connection with the Company, against any and all losses, claims, damages, actions, liabilities, costs and expenses arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in either such Registration Statement or the Prospectus contained therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if and to the extent that such statement or omission occurs from reliance upon and in conformity with written information regarding the Holder, its plan of distribution or its ownership interests, which was furnished to the Company in writing by the Holder for use therein unless such statement or omission was corrected in writing to the Company prior to the date one day prior to the date of the final prospectus (as supplemented or amended, as the case may be) or (ii) the failure by the Holder to deliver or cause to be delivered the Prospectus contained in such Registration Statement (as amended or supplemented, if applicable) furnished by the Company to the Holder to any purchaser of the shares covered by such Registration Statement from the Holder through no fault of the Company.

     7.   Suspension of Registration Requirement; Restriction on Sales.
          ------------------------------------------------------------

          (a) The Company shall promptly notify Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement with respect to Holder's Registerable Shares or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of such a Registration Statement at the earliest possible moment and in any event within forty-five (45) days from the initial date of such suspension.

          (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to file or to cause a Registration Statement and any filings with any state securities commission to become effective or to amend or supplement a Registration Statement shall be suspended, for one or more periods not to exceed the period described in Section
                                                                         -------
8 below, in the event of pending negotiations relating to, or consummation of, a
-
transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for
                                              ---- ----
preserving confidentiality or which renders the Company unable to comply with SEC requirements (such circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or unadvisable to cause the Registration Statement or such filings to be filed or to become effective or to amend or supplement the Registration Statement. The Company shall notify the Holder of the existence of any Suspension Event by promptly delivering each Holder a certificate signed by an executive officer of the Company stating that a Suspension Event has occurred and is continuing.

          (c)  Subject to the terms of Section 8 below, each holder of
                                       ---------
Registerable Shares agrees, if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the Shares of the Company beginning on the fifteenth (15th) day preceding such underwritten offering, and ending on the earlier to occur of:

               (i) seventy-five (75) days after the effective date of such underwritten offering;

               (ii) the later to occur of fifty days after the effective date of such underwritten offering or one (1) day after the date on which the closing price of the class of equity securities sold by the Company in such offering shall have averaged for a period of twenty (20) consecutive trading days at least one-hundred-five percent (105%) of the initial price to the public of such security in such offering; or

               (iii) the date on which the Company may begin to effect any public sale or distribution of any of the securities of the Company following such offering;

provided, however, that this Subsection 7(c) shall not prohibit resales of
--------  -------            ---------------
Shares or Units by Holder not subject to the registration requirements of the Securities Act (including, without limitation resale of Shares pursuant to Rule
144) and similarly exempt from any registration requirement under any state "Blue Sky" or similar laws; provided, that the purchaser in any such private
                            --------
resale shall agree in writing to be subject to such restrictions for the remaining portion of such period that would otherwise apply to Holder.

          (d)  Subject to the terms of Section 8 below, Holder agrees that,
                                       ---------
following the effectiveness of any Registration Statement relating to Registerable Shares of Holder, Holder will not effect any sales of the Shares pursuant to the Registration Statement or any filings with any state Securities Commission at any time after Holder has received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than one
(1) business day after the conclusion of any such Suspension Event.

     8.   Limitations on Suspension/Blackout Periods. Notwithstanding anything
          ------------------------------------------
herein to the contrary, the Company covenants and agrees that (i) the Company's rights to suspend its obligation under this Agreement to file and maintain the effectiveness of any Registration Statement during the pendency of any Suspension Event, (ii) the Holder's obligation to suspend public sales of Shares following an underwritten offering by the Company and (iii) the Holder's obligation to suspend sales of Shares pursuant to a Registration Statement during the pendency of any Suspension Event, shall not, in the aggregate, cause the Holder to be required to suspend sales of Shares for longer than ninety (90) days during any twelve (12) month period.

     9.   Additional Shares. The Company, at its option, may register, under
          -----------------
any Registration Statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued, treasury or other Common Shares of or owned by the Company and any of its subsidiaries or any Common Shares or other securities of the Company owned by any other security holder or security holders of the Company.

     10.  Contribution. If the indemnification provided for in Sections 5 and 6
          ------------                                         ----------     -
is unavailable to an indemnified party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to therein or is insufficient to hold the indemnified party harmless as contemplated therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnified party, on the one hand, and the indemnifying party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the indemnified party, on the one hand, and of the indemnifying party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no
                                                  --------  -------
event shall the obligation of any indemnifying party to contribute under this
Section 10 exceed the amount that such indemnifying party would have been
----------
obligated to pay by way of indemnification if the indemnification provided for under Sections 5 or 6 hereof had been available under the circumstances.
      ----------    -

     The Company and the Holder agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation
                              ----------                    --- ----
or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.

     Notwithstanding the provisions of this Section 10, Holder shall not be
                                            ----------
required to contribute any amount in excess of the amount by which the gross proceeds from the sale of Shares exceeds the amount of any damages that the Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

     11.  No Other Obligation to Register. Except as otherwise expressly
          -------------------------------
provided in this Agreement, the Company shall have no obligation to the Holder to register the Registerable Shares under the Securities Act.

     12.  Amendments and Waivers. The provisions of this Agreement may not be
          ----------------------
amended, modified, or supplemented or waived without the prior written consent of the Company and Holder.

     13.  Notices. All notices and other communications provided for or
          -------
permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

               If to the Company:       Boston Properties, Inc.
                                        800 Boylston Street
                                        Boston, MA 02199
                                        Attn: Edward H. Linde, President
                                        Telecopy: (617) 536-4233

               with a copy to:          Wachtell, Lipton, Rosen & Katz
                                        51 West 52nd Street
                                        New York, New York 10019
                                        Attn: Adam O. Emmerich, Esq.
                                        Telecopy: (212) 403-2234

               If to Holder:            The Prudential Insurance Company of
                                        America
                                        8 Campus Drive
                                        Parsippany, New Jersey 07054
                                        Attn: Chairman, Prudential Real Estate
                                              Investors
                                        Telecopy: (973) 683-1752

               with a copy to:          Goodwin, Procter & Hoar LLP
                                        599 Lexington Avenue
                                        40th Floor
                                        New York, New York 10022
                                        Attn: Robert S. Insolia, Esq.
                                        Telecopy: (212) 355-3333

     14.  Successors and Assigns/Restrictions on Transfer.
          -----------------------------------------------

          (a)  Transfer of Shares. Except as expressly provided to the contrary
               ------------------
in this subsection 14(a), the Registerable Shares shall not be subject to any
        ----------------
restrictions on transfer. Holder shall not make any disposition of all or any portion of the Registerable Shares (or any certificate issued in respect thereof) owned by Holder unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (B) if requested by the Company, Holder shall have furnished the Company with an opinion of counsel, in form and substance and from counsel reasonably satisfactory to the Company and its counsel, that such disposition will not require registration of such Registerable Shares under the Securities Act or under any "Blue Sky" or similar laws.

          (b)  Subsequent Holders. The Company and the Holder hereby agree that
               ------------------
any subsequent holder of Registerable Shares shall be entitled to all benefits hereunder as a Holder of Registerable Shares.

          (c)  Successors and Assigns. This Agreement shall be binding upon the
               ----------------------
parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. If any successor, assignee or transferee of any Holder shall acquire Registerable Shares, in any manner, whether by operation of law or otherwise,
(i) such successor, assignee or transferee shall be entitled to all of the benefits of a "Holder" under this Agreement and (ii) such Registerable Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registerable Shares such Person shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof.

     15.  Survival of Company's Obligations. The Company's obligations under
          ---------------------------------
this Agreement shall survive until such time as the Company has fulfilled, or is otherwise relieved of, its obligations under the Development Rights Agreement.

     16.  Counterparts. This Agreement may be executed in any number of
          ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     17.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State.

     18.  Severability. In the event that any one or more of the provisions
          ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     19.  Entire Agreement. This Agreement is intended by the parties as a
          ----------------
final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        [The Remainder of This Page Has Been Intentionally Left Blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                               BOSTON PROPERTIES, INC.,
                               a Delaware corporation


                               By:  /s/ William J. Wedge
                                    --------------------------------------------
                                    Name:  William J. Wedge
                                    Title: Senior Vice President and Tax Counsel


                               PRUDENTIAL INSURANCE
                               COMPANY OF AMERICA,
                               a New Jersey corporation


                               By:   /s/ James P. Walker
                                     -------------------------------------------
                                     Name:  James P. Walker
                                     Title: Vice President